Exhibit 10.25

ORCHARD SUPPLY HARDWARE STORES CORPORATION

2010 STOCK INCENTIVE PLAN

(Effective as of May 10, 2010)

ARTICLE I

BACKGROUND

Orchard Supply Hardware Stores Corporation (“Company”) has established the Orchard Supply Hardware Stores Corporation 2010 Stock Incentive Plan (“Plan”) effective May 10, 2010 (“Effective Date”).

ARTICLE II

PURPOSE

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Awards (as defined herein) to Eligible Employees, Consultants and Non-Employee Directors, thereby creating a means to raise the level of stock ownership by such individuals to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE III

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

3.1 “Acquisition Events” has the meaning set forth in Section 5.2(d).

3.2 “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

3.3 “Assumption Agreement” means an Assumption Agreement contemplated by the Stockholders Agreement, or any similar agreement entered into by the Company after the Effective Date.

3.4 “Award” means any award under the Plan of any Stock Option, Restricted Stock or Other-Stock Based Award. All Awards shall be confirmed by, and subject to the terms of, a written or electronic agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

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3.5 “Board” means the Board of Directors of the Company.

3.6 “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or unsatisfactory performance of his or her duties for the Company or a Subsidiary, as determined by the Committee in its sole discretion or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Award or an Award agreement that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

3.7 “Change in Control” means, unless otherwise determined by the Committee in the applicable Award agreement, the occurrence of any of the following:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders;

(b) any person or group, other than the Permitted Holders, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, tender or exchange offer or otherwise;

(c) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

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(d) following the Registration Date and during any period of twelve (12) months, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director.

3.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

3.9 “Committee” means (a) prior to the Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board and (b) following the Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board that, in the discretion of the Board, may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 and who are “independent” as defined under applicable stock exchange rules; provided that if for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of grants, interpretations or other actions of the Committee. With respect to the application of the Plan to Non-Employee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

3.10 “Common Stock” means the Class B common stock of the Company, par value $0.01 per share.

3.11 “Company” means Orchard Supply Hardware Stores Corporation, a Delaware corporation, and its successors by operation of law.

3.12 “Consultant” means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Subsidiaries’ securities.

3.13 “Continuing Directors” means, as of any date of determination, any member of the Board who (a) was a member of such Board on the Effective Date; or (b) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

3.14 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the

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ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

3.15 “Covered Employee” means a “covered employee” as defined in Section 162(m)(3) of the Code.

3.16 “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of an Award (or where there is such an agreement but it does not define “disability” or words of like import), the inability of the Participant to have performed the Participant’s material duties due to a physical or mental injury, infirmity or incapacity for ninety (90) days (including weekends and holidays) in any 365-day period, provided that a Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of an Award that defines “disability” (or words of like import), “disability” as defined under such agreement. Notwithstanding the foregoing, for Incentive Stock Options, Disability shall mean that a Participant is disabled as defined under Section 22(e)(3) of the Code.

3.17 “Eligible Employee” means each employee of the Company or a Subsidiary who the Committee determines is an Eligible Employee.

3.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

3.19 “Fair Market Value” means, on a given date, (i) if there should be a public market for the shares of Common Stock on such date, the closing price of the shares of Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price of the Common Stock on such date as quoted on the NASDAQ Stock Market (the “NASDAQ”), (or such market in which such prices are regularly quoted) or, if no sale of the shares of Common Stock shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares of Common Stock have been so reported or quoted shall be used, and (ii) if there should not be a public market for the shares of Common Stock on such date, the Fair Market Value shall be the value established by the Committee in good faith.

3.20 “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, as defined in Section A1(5) of the general instructions of Form S-8.

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3.21 “Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company or its Subsidiaries under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

3.22 “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

3.23 “Non-Employee Director” means a “non-employee director” as defined in Rule 16b-3.

3.24 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

3.25 “Other Stock-Based Award” means an Award issued under the Plan pursuant to Article IX.

3.26 “Outside Director” means an “outside director” as defined in Section 162(m) of the Code.

3.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

3.28 “Participant” means any Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted under the Plan.

3.29 “Permitted Holders” means (a) Sears Holdings Corporation, (b) ACOF I LLC and (c) ESL Investments, Inc. and their respective Related Parties and Affiliates.

3.30 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

3.31 “Plan” means this Orchard Supply Hardware Stores Corporation 2010 Stock Incentive Plan, as amended from time to time.

3.32 “Registration Date” means the first date after the Effective Date (a) on which the Company sells its Common Stock in a bona fide underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

3.33 “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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3.34 “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

3.35 “Restriction Period” has the meaning set forth in Section 8.1 with respect to Restricted Stock.

3.36 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

3.37 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

3.38 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants under Article VII.

3.39 “Stockholders Agreement” means that Stockholders Agreement, dated November 23, 2005, among the Company and the investors party thereto, as amended from time to time in accordance with the terms thereof.

3.40 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.41 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

3.42 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

3.43 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or a Subsidiary; or (b) when a Subsidiary which is retaining a Participant as a Consultant ceases to be a Subsidiary unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or a Subsidiary at the time the entity ceases to be a Subsidiary. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, Eligible Employee or Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

3.44 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship

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unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

3.45 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Subsidiaries; or (b) when a Subsidiary which is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or a Subsidiary at the time the entity ceases to be a Subsidiary. In the event that an Eligible Employee becomes a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

3.46 “Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the transfer of an economic or other interest, the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law. When used as a verb, “Transfer” shall have the correlative meaning. In addition, “Transferred,” “Transferable” and “Transferee” shall have the correlative meanings.

ARTICLE IV

ADMINISTRATION

4.1 The Committee. The Plan shall be administered and interpreted by the Committee.

4.2 Grants of Awards. The Committee shall have full authority to grant Awards to Eligible Employees, Consultants and Non-Employee Directors pursuant to the terms of the Plan. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or

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purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 7.3(d);

(f) to determine whether, to what extent and under what circumstances to provide loans (which may be only on a full-recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Awards or to purchase or pay for shares of Common Stock issuable pursuant to Awards under the Plan, provided that on and after the Registration Date executive officers and directors are not eligible to receive such loans, and provided further, that all outstanding loans shall be repaid before the Registration Date;

(g) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h) to determine whether to require an Eligible Employee, Non-Employee Director or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the Award for a period of time as determined by the Committee, in its sole discretion, following the date of the Award;

(i) to modify, extend or renew an Award, subject to Article XII herein, provided, however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; provided further, however, it is intended that any such modification, extension, or renewal will not cause an Option to be subject to Section 409A of the Code or is deemed to create a new Option that is subject to Section 409A of the Code; and

(j) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

4.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities to the extent permitted by applicable law and applicable stock exchange rules, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any

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Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

4.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

4.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written or electronic consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to a writing signed by all the Committee members or an electronic transmission confirmed by the Committee members, in accordance with the By-Laws of the Company and applicable law, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 4.6 above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or

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member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

4.7 Delegation. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards; provided, however, that in no event shall the an officer be delegated authority to grant awards to, or amend awards held by, the following individuals: (a) on or after the Registration Date, officers who are subject to Section 16 of the Exchange Act, (b) Covered Employees, (c) Non-Employee Directors, or (d) officers of the Company (or Non-Employee Directors) to whom authority to grant or amend awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated to appoint a new delegatee. At all times, the delegatee under this Section 4,8 shall serve in such capacity at the pleasure of the Board and the Committee.

4.8 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

4.9 Stockholders Agreement. Notwithstanding anything herein to the contrary, the Plan and the operation and administration of the Plan (including any action taken by the Committee) shall be subject to the terms and conditions set forth in the Stockholders Agreement to the greatest extent permissible under applicable law.

ARTICLE V

SHARE AND OTHER LIMITATIONS

5.1 Shares.

(a) General Limitations. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan shall not exceed One Hundred Eleven Thousand, Three Hundred Forty-Seven (111,347) (subject to any increase or decrease

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pursuant to Section 5.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or canceled Stock Option shall again be available for the purposes of Awards under the Plan. If Restricted Stock is forfeited for any reason, the number of forfeited shares of Restricted Stock shall again be available for purposes of Awards under the Plan. If any Award expires, terminates, is cancelled or forfeited, the number of shares of Common Stock underlying such Awards shall not count against the limits in the second sentence of this Section 5.1. To the extent that a distribution pursuant to an Award is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is One Hundred Eleven Thousand, Three Hundred Forty-Seven (111,347) shares of Common Stock (the “ISO Limit”), subject to adjustments provided for in Section 5.2 of the Plan.

(b) Section 162(m) Limitation. Subject to the provisions of Section 5.2 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or shares of Restricted Stock (with respect to which the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.1(b)(ii)) covering more than One Hundred Eleven Thousand, Three Hundred Forty-Seven (111,347) shares of Common Stock during any calendar year, provided that the maximum number of shares of Common Stock for all types of Awards does not exceed One Hundred Eleven Thousand, Three Hundred Forty-Seven (111,347) shares of Common Stock during any calendar year (the “162(m) Limit”). This Section 5.1(b) shall not apply prior to the Registration Date and, following the Registration Date, this Section 5.1 shall not apply until the expiration of any transition period in accordance with Section 162(m) of the Code.

5.2 Changes.

(a) The existence of the Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Subsidiary, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or part of the assets or business of the Company or any Subsidiary or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 5.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, then (i) the

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aggregate number and kind of shares which thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) to be issued upon exercise of any outstanding Award or under other Awards granted under the Plan, (iii) the purchase or exercise price thereof, (iv) the ISO Limit, and (v) the 162(m) Limit shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. In addition, subject to the provisions of Section 5.2(d), if there shall occur any change in the capital structure or the business of the Company by reason of any recapitalization, extraordinary cash dividend or other change in capital structure of the Company, then (1) the aggregate number and kind of shares which thereafter may be issued under the Plan, (2) the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (3) the purchase or exercise price thereof, (4) the ISO Limit, and (5) the 162(m) Limit may be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment pursuant to this Section 5.2(b) determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 5.2, a Participant shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 5.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares. No fractional shares of Common Stock shall be issued under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is a party or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Awards, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least ten (10) days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on

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which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to, or subject to, any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 5.2(d), then the provisions of Section 5.2(b) shall apply.

5.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE VI

ELIGIBILITY

6.1 General Eligibility. All Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options, Restricted Stock or Other Stock-Based Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

6.2 Incentive Stock Options. All Eligible Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

6.3 General Requirement. The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, provided that no Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

ARTICLE VII

STOCK OPTIONS

7.1 Stock Options. Each Stock Option granted hereunder shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

7.2 Grants. Subject to the provisions of Article VI, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-

2010 Stock Incentive Plan

Qualified Stock Options or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

7.3 Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan (including Article XVI), as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided, that (i) the per share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the share of Common Stock at the time of grant; and (ii) if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided, that (i) no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; and (ii) the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Committee specifying the number of shares to be acquired. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) to the extent permitted by law, if the Common Stock is traded on a national securities exchange, NASDAQ or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably

2010 Stock Incentive Plan

acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(g) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(h) Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate; provided, however, that no provision shall be

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included in a Stock Option that is intended to provide for the deferral of compensation under Code Section 409A.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock.

(a) Restricted Stock may be issued to all eligible Participants pursuant to Article VI of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 8.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards; provided, however, that no provision shall be included in a Restricted Stock Award that would provide for the deferral of compensation under Code Section 409A. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the performance criteria specified on Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

(b) Restriction Period.

(i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, passage of time, attainment of Performance Goals pursuant to Section 8.1(b)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards. The Committee may condition the grant or lapse of restrictions of shares of Restricted Stock upon the attainment of Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such shares of Restricted Stock are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such shares of Restricted Stock based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance

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Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

8.2 Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions and the conditions specified in Article XVI:

(a) Purchase Price. The purchase price (if any) of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 14.4.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Orchard Supply Hardware Stores Corporation 2010 Stock Incentive Plan, and an Award agreement entered into between the registered owner and Orchard Supply Hardware Stores Corporation (the “Company”) dated ____________. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant

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shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Stockholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be subject to forfeiture until the expiration of the applicable Restriction Period and the satisfaction of the vesting requirements, if any, of the related Restricted Stock Award. In all cases, the payment of dividends hereunder shall be made in a manner that is intended to ensure satisfaction of the short-term deferral exception deadline for distribution under Section 409A of the Code.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law or the Stockholders Agreement. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1 Other Stock-Based Awards. Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, the shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units may be issued to all eligible Participants pursuant to Article VI of the Plan either alone or in addition to other Awards granted under the Plan. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Goals. Subject to the provisions of the Plan, the Committee shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Common Stock so awarded and issued shall be fully paid and non-assessable).

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ARTICLE X

NON-TRANSFERABILITY AND TERMINATION OF

EMPLOYMENT/CONSULTANCY/DIRECTORSHIP

10.1 Non-Transferability

(a) Except as otherwise specifically provided herein, no Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Shares of Restricted Stock may not be Transferred prior to the date on which such shares are issued, or if later, the date on which any applicable restriction, performance or deferral period lapses. Any attempt to Transfer any such Award or share of Common Stock not in accordance with the provisions of Section 13.2 shall be void and immediately cancelled, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

(b) Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 10.1 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the Stock Option agreement. Any shares of Common Stock acquired upon the exercise of a Stock Option by a permissible transferee of a Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Stock Option shall be subject to the terms of the Plan and the Stock Option agreement, including, without limitation, the provisions of Article XIII.

10.2 Termination. The following rules apply with regard to the Termination of a Participant.

(a) Rules Applicable to Stock Options. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter:

(i) Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of six (6) months from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

2010 Stock Incentive Plan

(ii) Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(iii) Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 10.2(a)(iv)(2) below), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options.

(iv) Termination for Cause. If a Participant’s Termination: (1) is for Cause or (2) (except with respect to Participants whose awards are subject to Section 260.140.41 of Title 10 of the California Code of Regulations) is a voluntary Termination (as provided in subsection (iii) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v) Unvested Stock Options. Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b) Rules Applicable to Restricted Stock. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason, during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE XI

CHANGE OF CONTROL PROVISIONS

11.1 Benefits. Except as otherwise provided by the Committee in an Award agreement, in the event of a Change in Control of the Company after the Effective Date, the Committee may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; or

(b) cancel Awards for fair value (as determined in good faith by the Committee) which, in the case of Options, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options (or, if no consideration is

2010 Stock Incentive Plan

paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Options) over the aggregate exercise price of such Options; or

(c) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Committee, in its sole discretion, determines that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Participant shall be required; and provided further, without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would:

(a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than due to an adjustment under Section 5.2);

(b) change the classification of individuals eligible to receive Awards under the Plan;

(c) decrease the minimum exercise price of any Stock Option;

(d) extend the maximum Stock Option period under Section 7.3;

(e) require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company;

(f) increase the ISO Limit or the 162(m) Limit (except by operation of Section 5.2);

(g) alter the Performance Goals; or

(h) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

2010 Stock Incentive Plan

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article VI above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent in order for such Award to be exempt from the requirements of Section 409A of the Code or for the Plan or such Award to comply with any other applicable law.

ARTICLE XIII

COMPANY CALL RIGHTS; RIGHTS OF FIRST REFUSAL

13.1 Company Call Rights.

(a) In the event of a Participant’s Termination for Cause or a Participant’s voluntary Termination within ninety (90) days after the occurrence of an event that would be grounds for a Termination for Cause, the Company may, at any time during the one-year period immediately following such Participant’s Termination, repurchase (or may cause its designee to purchase) from the Participant (or his or her transferee) any shares of Common Stock previously acquired by the Participant through the exercise of a Stock Option Award granted under the Plan at a repurchase price equal to the lesser of (i) the book value, if any, (ii) the original purchase price or exercise price (as applicable), if any, or (iii) the Fair Market Value (as determined by the Committee in accordance with Section 3.21) of a share of Common Stock on the date of Termination or the date of repurchase, as selected by the Committee.

(b) In the event of a Participant’s Termination for Cause or a Participant’s voluntary Termination within ninety (90) days after the occurrence of an event that would be grounds for a Termination for Cause, the Company may repurchase (or may cause its designee to purchase) from the Participant (or his or her transferee) any shares of Common Stock previously acquired by the Participant pursuant to Restricted Stock granted under the Plan at a repurchase price equal to the lesser of (i) the book value, if any, (ii) the Fair Market Value of a share of Common Stock on the date of grant or (iii) the then current Fair Market Value (as determined by the Committee in accordance with Section 3.21) of a share of Common Stock on the date of Termination or the date of repurchase, as selected by the Committee.

(c) In the event of a Termination for any reason other than for Cause (including Termination due to retirement, death, Disability, involuntary termination without Cause or resignation), the Company may at any time within the later of one year after (i) a Participant incurs a Termination or (ii) the date a Participant acquires shares of Common Stock upon the exercise of a Stock Option following his or her Termination for any reason other than for Cause: (A) repurchase (or may cause its designee to purchase) from the Participant the outstanding vested portion of the Option based on the difference between the exercise price of a share of Common Stock relating to such Stock Option and the then current Fair Market Value (as determined by the Committee in accordance with Section 3.21) of a share of Common Stock on the date of repurchase and (B) repurchase

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from the Participant any shares of Common Stock previously acquired by the Participant through the exercise of a Stock Option at a repurchase price equal to the then current Fair Market Value (as determined by the Committee in accordance with Section 3.21) on the date of repurchase.

(d) In the event of a Termination for any reason other than for Cause (including Termination due to retirement, death, Disability, involuntary termination without Cause or resignation), the Company may at any time within one year after a Participant incurs a Termination other than for Cause repurchase (or may cause its designee to purchase) from the Participant any shares of Common Stock previously acquired by the Participant pursuant to Restricted Stock Awards under the Plan at a repurchase price equal to then current Fair Market Value (as determined by the Committee in accordance with Section 3.21) on the date of repurchase.

(e) (i) If the Company elects to exercise call rights under this Section 13.1, it shall do so by delivering to the Participant a notice of such election, specifying the number of shares to be purchased and the closing date and time that, solely for purposes of subsections (c) and (d), is within the applicable one year period. Such closing shall take place at the Company’s principal executive offices.

(ii) At such closing, the Company will pay the Participant the repurchase price as specified in this Section 13.1 in cash, or by cancellation of indebtedness of the Participant to the Company.

13.2 Transfer Limit.

(a) Restrictions on Transfer. No Participant shall, directly or indirectly, prior to the Registration Date or such other date determined by the Committee, Transfer any shares of Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under the Plan prior to the Participant’s Termination and expiration of the time period provided in Sections 13.1(a) through (d) hereof (the “Transfer Restriction Period”). Notwithstanding the foregoing, the Participant shall have the right to Transfer such shares of Common Stock to a “Permissible Transferee” who takes the shares subject to the terms of the Plan and applicable Award agreement provided that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws. Permissible Transferees shall mean Family Members.

(b) Right of First Refusal. After the Transfer Restriction Period, no Participant shall Transfer any Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under the Plan to any Person other than a Permissible Transferee unless in each such instance the Participant (or his or

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her estate or legal representative) shall have first offered to the Company the Common Stock proposed to be Transferred pursuant to a bona fide offer to a third party.

(c) Notice of Proposed Transfer. Prior to any proposed Transfer of the Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under the Plan, the Participant shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed Transfer, including the number of shares of Common Stock, the name and address of the proposed Transferee (the “Proposed Transferee”) and, if the Transfer is voluntary, the proposed Transfer price, and containing such information necessary to show that the Participant has obtained a bona fide binding offer to Transfer the Common Stock for cash from a third party. The Participant shall provide a separate Transfer Notice with regard to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding and unconditional commitment of the Participant and the Proposed Transferee for the Transfer of the Common Stock to the Proposed Transferee for cash subject only to the right of first refusal specified herein.

(d) Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary Transfer, the Company shall give the Participant written notice of the Participant’s failure to comply with the procedure described herein, and the Participant shall have no right to Transfer the Common Stock without first complying with this procedure. The Participant shall not be permitted to Transfer the Common Stock if the proposed Transfer is not bona fide.

(e) Exercise of Right of First Refusal. If the Company determines the proposed Transfer to be a bona fide Transfer, the Company shall have the right to repurchase all or any part of the shares of Common Stock at the proposed Transfer price per share, by delivering to the Participant (or his or her estate or legal representative) written notice of such exercise within thirty (30) days after the date the Company has determined that the proposed Transfer is bona fide. The Company’s exercise or failure to exercise the right of first refusal with respect to any proposed Transfer described in a Transfer Notice shall not affect the Company’s right to exercise the right of first refusal with respect to any proposed Transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed Transfer to the same Proposed Transferee. If the Company exercises the right of first refusal, the Company and the Participant shall thereupon consummate the sale of the Common Stock to the Company within five days after the date the Company has decided to exercise the right of first refusal described herein (unless a longer period is offered by the Proposed Transferee). For purposes of the foregoing, cancellation of any indebtedness of the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.

2010 Stock Incentive Plan

(f) Failure to Exercise Right of First Refusal. If the Company fails to exercise the right of first refusal with respect to any share of Common Stock within the period specified in subsection (e) above, and the Company has not given notice to the Participant that the proposed Transfer is not a bona fide Transfer pursuant to subsection (d) above, the Participant may conclude a Transfer to the Proposed Transferee of the Common Stock on the terms and conditions described in the Transfer Notice, provided such Transfer occurs not later than five (5) days after the date the Company has determined not to exercise the right of first refusal described herein. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the Transfer of the Common Stock was actually carried out on the terms and conditions described in the Transfer Notice. No Common Stock shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed Transfer as bona fide. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer by the Participant (or his or her estate or legal representative), shall again be subject to the right of first refusal and shall require compliance by the Participant with the procedure described in this Section 13.2.

(g) Assignment of Right of First Refusal. The Company shall have the right to assign the right of first refusal at any time, whether or not there has been an attempted Transfer, to one or more persons as may be selected by the Company, from time to time.

(h) Application to Transferees. This Section 13.2 shall apply to any Permissible Transferee in the same manner as it applies to a Participant.

13.3 Alternative Call Rights and Rights of First Refusal. The Committee may provide in the applicable Award agreement alternative (or no) call rights and/or rights of first refusal at the time of grant (or, thereafter, if no rights of the Participant are reduced) as it may decide in its sole discretion (including as necessary to comply with the requirements specified in Article XVI). Notwithstanding anything herein to the contrary, if a Participant executes a stockholder’s agreement (or similar agreement) that provides call rights and/or rights of first refusal or rights of first offer, the provisions in the stockholder’s agreement (or similar agreement) shall control to the extent they are inconsistent with this Article XIII.

13.4 Effect of Registration. Notwithstanding the foregoing, the Company shall cease to have rights pursuant to this Article XIII on and after the Registration Date.

ARTICLE XIV

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

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ARTICLE XV

GENERAL PROVISIONS

15.1 Legend. The Committee may require each person receiving shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates and book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3 No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Eligible Employee may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

2010 Stock Incentive Plan

15.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.5, an Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.6 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, prior to the Registration Date, as a condition to the receipt of shares of Common Stock pursuant to an Award granted under the Plan, the Participant shall execute and deliver an Assumption Agreement and, to the extent required by the Committee, a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, a right of first refusal of the Company with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish. Such Assumption Agreement, stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such Assumption Agreement, stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder’s agreement or other agreement.

2010 Stock Incentive Plan

15.7 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.9 Other Benefits. No Award granted under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Award granted hereunder.

15.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

15.12 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

15.13 Section 16(b) of the Exchange Act. On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.14 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.15 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

2010 Stock Incentive Plan

15.16 Securities Act Compliance. Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act, and any provisions inconsistent with such Section or Rule of the Securities Act shall be inoperative and shall not affect the validity of the Plan.

15.17 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.18 Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Subsidiaries and their employees, agents and representatives with respect thereto.

15.19 Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

15.20 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercising of Awards by a holder may permitted through the use of such automated system.

15.21 No Rights as Stockholder. Except as provided in Article VIII with respect to Restricted Stock Awards, subject to the provisions of the Award agreement, no Participant or Permitted Transferee shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

15.22 Section 409A of the Code. Although the Company makes no guarantee with respect to the tax treatment of Awards granted hereunder and shall not be responsible in any event with regard to non-compliance with Section 409A of the Code, the Plan is intended to be exempt from the requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. If, contrary to the foregoing, an Award

2010 Stock Incentive Plan

is determined by the Internal Revenue Service to be subject to the requirements of Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including applicable proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

15.23 Code Section 162(m). If so determined by the Committee, (i) the Plan shall be submitted to the stockholders of the Company for approval in a manner that complies with Section 162(m) of the Code and the Treasury Regulations promulgated thereunder at such time as the Committee may determine in its sole discretion, and (ii) following such approval, the provisions of the Plan regarding Performance Goals shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained or require the Company to submit the Plan for such stockholder approval.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan was originally adopted by the Board or the date of stockholder approval, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.

ARTICLE XVII

PROVISIONS APPLICABLE TO AWARDS

GRANTED TO RESIDENTS OF CALIFORNIA

Notwithstanding the foregoing, any Award granted under the Plan to a California resident shall be subject to the provisions of this Article XVI (in addition to other applicable provisions of the Plan that are not inconsistent with this Article XVI) and, notwithstanding any provision of the Plan to the contrary, solely to the extent necessary to comply with Title 10 of the California Code of Regulations at the time an Award is granted, the following shall apply to each such Award:

17.1 In addition to the restrictions set forth in Section 9.1, an Award shall be Transferable solely to the extent permitted by Sections 260.140.41(c) and 260.140.42(b) of Title 10 of the California Code of Regulations.

17.2 Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This subsection shall not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

2010 Stock Incentive Plan

17.3 Except as the Company or the Committee shall otherwise determine, the Plan is intended to comply with Section 25102(o) of the California Corporations Code, and any provisions inconsistent with such Section of the California Corporations Code shall be inoperative and shall not affect the validity of the Plan.

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IN WITNESS WHEREOF, Orchard Supply Hardware Stores Corporation has caused this instrument to be executed this 10th day of May, effective as of the first date stated above.

ORCHARD SUPPLY HARDWARE STORES CORPORATION

By:

Title:

2010 Stock Incentive Plan

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of Awards of Restricted Stock intended to be “performance-based” under Section 162(m) of the Code shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	enterprise value or value creation targets;

(b)	after-tax or pre-tax profits, including without limitation as attributable to continuing and/or other operations of the Company;

(c)	operational cash flow or economic value added;

(d)	specified objectives with regard to limiting the level of increase in all or a portion of, the bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company or OSH LLC, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(e)	earnings per share or earnings per share from continuing operations;

(f)	sales, revenues, net income or earnings before income tax or other exclusions;

(g)	return on capital employed or return on invested capital;

(h)	after-tax or pre-tax return on stockholder equity;

(i)	the fair market value of the shares of the Company’s Common Stock;

(j)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(k)	a transaction that results in the sale of stock or assets of the Company or any of its Subsidiaries;

(l)	earnings before interest, taxes plus amortization and depreciation; or

(m)	reduction in expenses.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

A-1

2010 Stock Incentive Plan

(i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges;

(ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance Goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, Performance Goals may be based upon the attainment of levels of Company (or subsidiary, division, other operational unit, administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

A-2

ORCHARD SUPPLY HARDWARE STORES CORPORATION

2010 STOCK INCENTIVE PLAN

(Effective as of May 10, 2010)